EX-99.906CERT

SECTION 906 CERTIFICATION

Jason Job, President and Principal Executive Officer, and Zachary P. Richmond, Treasurer and Principal Financial Officer, of VELA FUNDS (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2025 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Jason Job	/s/ Zachary P. Richmond
Jason Job	Zachary P. Richmond
President and Principal Executive Officer	Treasurer and Principal Financial Officer

Date:	12/02/2025	Date:	12/02/2025

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.